Term Sheet To product supplement BF dated May 9, 2011, prospectus supplement dated September 29, 2009 and prospectus dated September 29, 2009	Term Sheet No. 1318BF Registration Statement No. 333-162195 Dated September 9, 2011; Rule 433
Structured Investments	Deutsche Bank AG, London Branch $ 6-Month Autocallable Securities Linked to the Common Stock of Bank of America Corporation due March 13, 2012
General
•
The 6-Month Autocallable Securities (the “securities”) are linked to the common stock of Bank of America Corporation (the “Reference Underlying”) and will pay a coupon at a rate of approximately 2.90% per month, as described below. The securities will be automatically called if the Closing Level of the Reference Underlying is equal to or greater than its Initial Level on any Call Date and no additional Coupon will accrue following an Automatic Call.  Investors should be willing to lose a significant portion or all of their initial investment if the securities are not called and the level of the Reference Underlying declines from the Initial Level to the Final Level by more than 50%. Any payment on the securities, including the Coupon payments and payment upon an Automatic Call or at maturity, are subject to the credit of the Issuer.

•	Minimum purchase of $10,000. Minimum denominations of $1,000 (the “Face Amount”) and integral multiples thereof.
•	Senior unsecured obligations of Deutsche Bank AG maturing March 13*, 2012†.
•	The securities are expected to price on or about September 9*, 2011 (the “Trade Date”) and are expected to settle on or about September 13*, 2011 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Reference Underlying:	Common stock of Bank of America Corporation (Ticker: BAC)
Coupon:	Approximately 2.90% per month, provided that the Coupon will not accrue following an Automatic Call.
Coupon Payment Dates†:
Unless previously automatically called, Coupon payments will be made on the securities in arrears on October 13*, 2011, November 15*, 2011, December 15*, 2011, January 13*, 2012, February 15*, 2012 and March 13*, 2012 (the Maturity Date).

Automatic Call:
The securities will be automatically called if the Closing Level of the Reference Underlying is equal to or greater than the Initial Level on any Call Date. Payment of the Redemption Amount plus the accrued and unpaid Coupon for the relevant coupon period will be made on the Call Settlement Date. No Coupon will accrue or be payable following an Automatic Call.

Redemption Amount upon Automatic Call:
If the securities are automatically called, you will be entitled to receive a Redemption Amount in cash per $1,000 Face Amount of securities equal to $1,000 (excluding any Coupon payment). The Call Date and Redemption Amount applicable to each Call Settlement Date are set forth in the table below.

	Call Date†	Call Settlement Date†	Redemption Amount (per $1,000 Face Amount of securities)
	October 10*, 2011	October 13*, 2011	$1,000
	November 10*, 2011	November 15*, 2011	$1,000
	December 12*, 2011	December 15*, 2011	$1,000
	January 10*, 2012	January 13*, 2012	$1,000
	February 10*, 2012	February 15*, 2012	$1,000
	March 8*, 2012 (Final Valuation Date)	March 13*, 2012 (Maturity Date)	$1,000
Payment at Maturity:
If the securities are not automatically called, the payment you will receive at maturity (excluding any Coupon payment) will depend on the performance of the Reference Underlying and whether a Knock-In Event has occurred.

•  If a Knock-In Event has not occurred, you will receive, for each $1,000 Face Amount of securities,  a cash payment equal to the Face Amount.
•  If a Knock-In Event has occurred, you will receive, for each $1,000 Face Amount of securities,  a cash payment calculated as follows:

Face Amount + (Face Amount x Reference Underlying Return)
If a Knock-In Event has occurred and the securities are not called, you will lose 1.00% of the Face Amount for every 1.00% the Final Level of the Reference Underlying is below its Initial Level. Accordingly, you will lose a significant portion or all of your initial investment. Any payment at maturity is subject to the credit of the Issuer.

(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page 7 of the accompanying product supplement and “Selected Risk Considerations” beginning on page 6 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying product supplement, the prospectus supplement and the prospectus.  Any representation to the contrary is a criminal offense.
	Price to Public(1)	Fees(1)(2)	Proceeds to Issuer
Per Security	$1,000.00	$5.00	$995.00
Total	$	$	$
(1)  Certain fiduciary accounts will pay a purchase price of $995.00 per security, and the placement agents with respect to sales made to such accounts will forgo any fees.
(2)  Please see “Supplemental Plan of Distribution” in this term sheet for information about fees.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

JPMorgan
Placement Agent
September 9, 2011

(Key Terms continued from previous page)

Reference Underlying Return:	The performance of the Reference Underlying from the Initial Level to the Final Level, calculated as follows:
Final Level – Initial Level Initial Level
Threshold Level:	$3.60, 50% of the Initial Level
Knock-In Event:	A Knock-In Event occurs if the Final Level of the Reference Underlying is less than its Threshold Level.
Initial Level:	$7.20
Final Level:	The Closing Level of the Reference Underlying on the Final Valuation Date
Closing Level:	The official closing price on the relevant date of calculation multiplied by the then-current Adjustment Factor
Adjustment Factor:
Initially 1.0, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Underlying. See “Description of Securities — Anti-dilution Adjustments for Common Stock” in the accompanying product supplement.

Trade Date:	September 9*, 2011
Final Valuation Date†:	March 8*, 2012
Maturity Date†:	March 13*, 2012
Listing:	The securities will not be listed on any securities exchange.
CUSIP/ISIN	2515A1CY5/ US2515A1CY56
* Expected. In the event that we make any change to the expected Trade Date and Settlement Date, the Coupon Payment Dates, Call Dates, Call Settlement Dates, Final Valuation Date and Maturity Date may be changed so that the stated term of the securities remains the same.
† Subject to postponement as described under “Description of Securities—Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

You should read this term sheet together with product supplement BF dated May 9, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Product supplement BF dated May 9, 2011:
http://www.sec.gov/Archives/edgar/data/1159508/000119312511132612/d424b21.pdf

Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this term sheet if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

Hypothetical Examples of Amounts Payable on the Securities

The tables and hypothetical examples set forth below are for illustrative purposes only.  The actual returns applicable to a purchaser of the securities will be determined on a Call Date or on the Final Valuation Date, as applicable. The following results are based solely on the hypothetical example cited below. You should consider carefully whether the securities are suitable to your investment goals.

If the securities are called:

The following table illustrates the hypothetical payments on the securities (excluding Coupon payments) upon an Automatic Call on each Call Date.

Call Date	Call Settlement Date	Redemption Amount (per $1,000 Face Amount of securities)
October 10, 2011	October 13, 2011	$1,000
November 11, 2011	November 15, 2011	$1,000
December 12, 2011	December 15, 2011	$1,000
January 10, 2012	January 13, 2012	$1,000
February 10, 2012	February 15, 2012	$1,000
March 8, 2012 (Final Valuation Date)	March 13, 2012 (Maturity Date)	$1,000

If the securities are called, the investor will receive a Redemption Amount of $1,000.00 (excluding Coupon payments). Payment of the Redemption Amount plus any accrued and unpaid Coupon for the relevant coupon period will be made on the Call Settlement Date. No Coupon will accrue or be payable following an Automatic Call.

If the securities are not called:

The table below illustrates the hypothetical Payments at Maturity per $1,000 Face Amount of securities for a hypothetical range of performance if the securities are not subject to an Automatic Call on any of the Call Dates, including the Final Valuation Date. The hypothetical Payments at Maturity set forth below reflect the Initial Level of $7.20 and the Threshold Level of $3.60. The following results are based solely on the hypothetical example cited. You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Level	Reference Underlying Return (%)	Payment at Maturity (excluding Coupon payments) ($)	Return on the Securities at Maturity (excluding Coupon payments) (%)
$14.40	100%	N/A	N/A
$13.68	90%	N/A	N/A
$12.96	80%	N/A	N/A
$12.24	70%	N/A	N/A
$11.52	60%	N/A	N/A
$10.80	50%	N/A	N/A
$10.08	40%	N/A	N/A
$9.36	30%	N/A	N/A
$8.64	20%	N/A	N/A
$7.92	10%	N/A	N/A
$7.20	0%	N/A	N/A
$6.48	-10%	$1,000	100%
$5.76	-20%	$1,000	100%
$5.04	-30%	$1,000	100%
$4.32	-40%	$1,000	100%
$3.60	-50%	$1,000	100%
$2.88	-60%	$400	-60%
$2.16	-70%	$300	-70%
$1.44	-80%	$200	-80%
$0.72	-90%	$100	-90%
$0.00	-100%	$0	-100%

Hypothetical Examples of Amounts Payable at Maturity

The following hypothetical examples illustrate how the returns set forth in the table above are calculated.

Example 1: The securities have not been automatically called, the Closing Level of the Reference Underlying of $5.76 is not less than the Threshold Level of $3.60 on the Final Valuation Date. Because the Final Level of $5.76 is not less than the Threshold Level of $3.60, a Knock-In Event has not occurred. The investor receives a Payment at Maturity of $1,000.00 per Face Amount of securities.

Example 2: The securities have not been automatically called, the Closing Level of the Reference Underlying of $2.88 is less than the Threshold Level of $3.60 on the Final Valuation Date. Because the Final Level of $2.88 is less than the Threshold Level of $3.60, a Knock-In Event has occurred and the Reference Underlying Return is -60.00%. The investor loses 1.00% for every 1.00% the Final Level of the Reference Underlying declines below its Initial Level. As a result, the investor receives a Payment at Maturity of $400.00 per Face Amount of securities, calculated as follows:

$1,000 + ($1,000 x -60.00%) = $400.00

Selected Purchase Considerations

•
THE SECURITIES OFFER A HIGHER COUPON THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The securities will pay a coupon that accrues at a rate of approximately 2.90% per month, which we believe is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the securities are our senior unsecured obligations, any Coupon payment, Redemption Amount upon an Automatic Call or Payment at Maturity is subject to the credit of the Issuer.

•
POTENTIAL EARLY EXIT AS A RESULT OF AUTOMATIC CALL FEATURE — While the original term of the securities is 6 months, the securities will be called before maturity if the Closing Level of the Reference Underlying is equal to or greater than its Initial Level on any Call Date and you will be entitled to receive a Redemption Amount of $1,000 per Face Amount of securities on the applicable Call Settlement Date.  No Coupon will accrue or be payable following an Automatic Call.

•
COUPON PAYMENTS — Unless previously automatically called, Coupon payments will be made on the securities in arrears on October 13, 2011, November 15, 2011, December 15, 2011, January 13, 2012, February 15, 2012 and March 13, 2012 (the Maturity Date). No Coupon will accrue or be payable following an Automatic Call.

•
RETURN LINKED TO THE PERFORMANCE OF THE REFERENCE UNDERLYING — The securities are linked to the performance of the common stock of Bank of America Corporation (the “Reference Underlying”). For more information on the Reference Underlying, please see “The Reference Underlying” in this term sheet.

•
TAX CONSEQUENCES — You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” Although the tax consequences of an investment in the securities are unclear, we believe that it is reasonable to treat a security for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the Reference Underlying that is automatically terminable in circumstances where an Automatic Call occurs, secured by a cash deposit equal to the Issue Price of the security (the “Deposit”), which will bear an annual yield, based on our cost of borrowing, that we will provide in the pricing supplement for the securities. If the securities had priced on September 9, 2011, the annual yield on the Deposit would have been 0.45%.

Under this treatment, only a portion of each Coupon payment will be attributable to interest on the Deposit; the remainder will represent option premium attributable to your grant of the Put Option ( “Put Premium”). Assuming this treatment is respected, the Deposit will be taxed as a short-term debt instrument, while the Put Premium will not be taken into account prior to sale, exchange or maturity (including redemption upon an Automatic Call) of the securities.

Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court might not agree with the tax treatment described in this term sheet and the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be affected materially and adversely.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. If you are an individual, you should consult your tax adviser regarding this legislation.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Reference Underlying. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

•
YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS — If the securities are not automatically called, you will receive your initial investment at maturity so long as the Closing Level of the Reference Underlying is greater than or equal to the Threshold Level on the Final Valuation Date. However, if the Closing Level of the Reference Underlying is less than the Threshold Level on the Final Valuation Date, a Knock-In Event will have occurred, you will lose 1% of the Face Amount for every 1% the Final Level of the Reference Underlying is below the Initial Level. Accordingly, you will lose a significant portion or all of your initial investment in the securities.

•
YOUR RETURN ON THE SECURITIES IS LIMITED TO THE FACE AMOUNT PLUS COUPONS REGARDLESS OF ANY APPRECIATION IN THE REFERENCE UNDERLYING — The securities will not pay more than the Face Amount, plus the accrued and unpaid Coupon, at maturity or upon an Automatic Call. You will not receive the appreciation of the Reference Underlying even if the Final Level of the Reference Underlying is greater than or equal to the Initial Level. The maximum Redemption Amount upon Automatic Call or Payment at Maturity will be $1,000 per Face Amount of securities (excluding Coupon payments), regardless of the appreciation of the Reference Underlying.

•
THE SECURITIES ARE SUBJECT TO OUR CREDITWORTHINESS —  The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any Coupon payment, Payment at Maturity or Redemption Amount upon an Automatic Call, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you may not receive the Coupon payment, Payment at Maturity or Redemption Amount upon an Automatic Call owed to you under the terms of the securities.

•
REINVESTMENT RISK — If your securities are called early, the term of the securities may be reduced to as short as one month. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to the Maturity Date.

•
TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES— We or one or more of our affiliates may hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Reference Underlying and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Reference Underlying on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Reference Underlying. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investors in the securities.

•
CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the Redemption Amount upon an Automatic Call and Payment at Maturity described in this term sheet is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities declines.

•
INVESTING IN THE SECURITIES IS NOT THE SAME AS INVESTING IN THE REFERENCE UNDERLYING — The return on your securities may not reflect the return you would realize if you directly invested in the Reference Underlying. For instance, you will not participate in any upside performance of the Reference Underlying or be entitled to receive any dividend payments or other distributions or other rights that holders of the Reference Underlying would have.

•
LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank AG (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

•
ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make adjustments to the Adjustment Factor, which will initially be set at 1.0, upon the occurrence of certain corporate events affecting the Reference Underlying. See “Description of Securities — Anti-Dilution Adjustments for Common Stock” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the Reference Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

•
SINGLE STOCK RISK — The price of the Reference Underlying can rise or fall sharply due to factors specific to the Reference Underlying and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information about the Reference Underlying and its issuer, please see “The Reference Underlying” and “Bank of America Corporation” in this term sheet and the issuer’s SEC filings referred to in those sections.

•
WE HAVE NO AFFILIATION WITH THE ISSUER OF THE REFERENCE UNDERLYING – The issuer of the Reference Underlying is not an affiliate of ours and is not involved in any way in any of our offerings of the securities pursuant to this term sheet. However, we and our affiliates may currently or from time to time in the future engage in business with the issuer of the Reference Underlying. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the Reference Underlying and the issuer of the Reference Underlying. You, as an investor in the securities, should make your own investigation into the Reference Underlying and the issuer of the Reference Underlying.

We have no control over the actions of the issuer of the Reference Underlying, including any corporate actions of the type that would require the calculation agent to adjust the payment upon Automatic Call or Payment at Maturity. The issuer of the Reference Underlying has no obligation to consider your interest as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuer of the Reference Underlying.

•
IF THE PRICE OF THE REFERENCE UNDERLYING CHANGES, THE VALUE OF YOUR SECURITIES MAY NOT CHANGE IN THE SAME MANNER — Your securities may trade quite differently from the Reference Underlying. Changes in the market price of the Reference Underlying may not result in a comparable change in the value of your securities.

•
WE AND OUR AFFILIATES AND AGENTS, OR J.P. MORGAN CHASE & CO. AND  ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE REFERENCE UNDERLYING TO WHICH THE SECURITIES ARE LINKED OR THE VALUE OF THE SECURITIES — We, our affiliates and agents, and J.P. Morgan Chase & Co. and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the securities. We, our affiliates and agents, or J.P. Morgan Chase & Co. and its affiliates, may publish research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or J.P. Morgan Chase & Co. or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Reference Underlying to which the securities are linked.

•
POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these roles, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

•
MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — In addition to the level of the Reference Underlying on any day, the value of the securities will be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other, including:

•        the expected volatility of the Reference Underlying;

•        the time remaining to maturity of the securities;

•        the market price and dividend rate of the Reference Underlying and the stock market generally;

•        interest rates and yields in the market generally and in the markets of the Reference Underlying;

•        actual or anticipated corporate reorganization events, such as mergers or takeovers, which may affect the issuer of the Reference Underlying;

•        a variety of economic, financial, political, regulatory or judicial events;

•        supply and demand for the securities; and

•        our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•
PAST PERFORMANCE OF THE REFERENCE UNDERLYING IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Reference Underlying may bear little relation to the historical prices of the Reference Underlying, and may bear little relation to the hypothetical return examples set forth elsewhere in this term sheet. We cannot predict the future performance of the Reference Underlying.

•
THE U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities described herein. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be affected materially and adversely. In addition, as described above under “Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Reference Underlying

All disclosures contained in this term sheet regarding the Reference Underlying are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Reference Underlying contained in this term sheet. You should make your own investigation into the Reference Underlying.

Included on the following section is a brief description of the issuer of the Reference Underlying. We obtained the Closing Level information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Reference Underlying as an indication of future performance. The Reference Underlying is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the Reference Underlying with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the issuer of the Reference Underlying under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Bank of America Corporation

According to publicly available information, Bank of America Corporation is a financial holding company that serves individual consumers, small- and middle-market businesses, large corporations and governments with a variety of banking, investing, asset management and other financial and risk management products and services. Information filed by Bank of America Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001–06523, or its CIK Code: 0000070858. The common stock of Bank of America Corporation is traded on the New York Stock Exchange under the ticker symbol “BAC”.

Historical Information

The following graphs set forth the historical performances of the common stock of Bank of America Corporation from September 8, 2006 through September 8, 2011. The Closing Level of the Reference Underlying on September 8, 2011 was $7.20. We obtained the historical Closing Levels of the Reference Underlying from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical levels of the Reference Underlying should not be taken as an indication of future performance, and no assurance can be given as to the Final Level. We cannot give you assurance that the performance of the Reference Underlying will result in the return of any of your initial investment.

Supplemental Plan of Distribution
JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC will act as placement agents for the securities and will receive a fee from the Issuer that will not exceed $5.00 per $1,000 Face Amount of securities, but will forgo any fees for sales to certain fiduciary accounts.